Exhibit 10.13

AMENDMENT NO. 1

TO

ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of the 11th day of April, 2008 (the “Effective Date”), between L.M. BERRY AND COMPANY, a Georgia corporation (“Seller”), and LOCAL INSIGHT REGATTA HOLDINGS, INC., a Delaware corporation (“Purchaser”).

RECITALS:

A.	Seller and Purchaser are parties to that certain Asset Purchase Agreement dated as of February 1, 2008 (the “Purchase Agreement”).

B.	Seller and Purchaser desire to amend and modify the Purchase Agreement as set out in this Amendment.

NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used in but not defined in this Amendment shall have the respective meanings ascribed thereto as set forth in the Purchase Agreement.

2. Designation of Closing Date. Pursuant to Section 1.6(a) of the Purchase Agreement, Seller and Purchaser hereby designate April 18, 2008 as the “Closing Date.”

3. Assignment of Rights and Obligations; Confirmation of Obligations. Pursuant to Section 8.2 of the Purchase Agreement, Purchaser does hereby assign all of its rights and obligations under and pursuant to the Purchase Agreement to Local Insight Berry Holdings LLC, a New York limited liability company (“LIBH”). By its signature hereto, Purchaser confirms that it is not relieved of any or all of its obligations under or pursuant to, or in connection with, the Purchase Agreement, and that it shall remain fully liable thereunder without regard to the foregoing assignment to LIBH.

4. Amendment of Section 1.7(b) of the Purchase Agreement. Section 1.7(b) of the Purchase Agreement is hereby amended by deleting the phrase “At least five (5) Business Days prior to the Closing,” appearing at the beginning of such Section 1.7(b) and inserting in lieu thereof the phrase “At least three (3) Business Days prior to the Closing”.

5. Effective Date. This Amendment shall become effective on the Effective Date.

6. No Other Amendments. Except as expressly amended and modified herein, the Purchase Agreement shall continue in full force and effect in accordance with its terms.

7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties so long as at least one counterpart hereof is executed by each of the parties hereto.

8. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

IN WITNESS WHEREOF, the parties hereto have executed or have caused this Amendment to be executed by a duly authorized officer or Authorized Representative as of the date first above written.

L.M. BERRY AND COMPANY

By:	/s/ Daniel J. Graham
Name: Daniel J. Graham
Title: President/CEO

IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be executed by a duly authorized officer or Authorized Representative as of the date first above written.

LOCAL INSIGHT REGATTA HOLDINGS, INC.

By:	/s/ John S. Fischer
Name: John S. Fischer
Title: General Counsel